As filed with the Securities and Exchange Commission on December 14, 2009
Registration No. 333-125147

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3038428
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

FINISAR CORPORATION INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Name and address of agent for service)
(408) 548-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

REALLOCATION
On May 23, 2005, Finisar Corporation (the “Registrant”) registered 1,100,000 (1)shares of its common stock, par value $0.001 per share (“Common Stock”) reserved for issuance under its International Employee Stock Purchase Plan (the “International Purchase Plan”) on a Form S-8 Registration Statement, Registration No. 333-125147 filed with the Securities and Exchange Commission.
The Registrant is hereby allocating 136,337(1) shares of Common Stock reserved for issuance under the International Purchase Plan to the Registrant’s 1999 Employee Stock Purchase Plan (the “U.S. Purchase Plan”). The Registrant’s U.S. Purchase Plan and International Purchase Plan make use of the same share reserve.
The Registrant shall re-register the 136,337(1) shares reserved for issuance under the US. Purchase Plan on a new Form S-8 Registration Statement.

(1)	This number reflects a one-for-eight reverse split of the Registrant’s common stock which was effective on September 25, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 14th day of December 2009.

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry S. Rawls Jerry S. Rawls	Chairman of the Board of Directors (Co-Principal Executive Officer	December 14, 2009

/s/ Eitan Gertel Eitan Gertel	Chief Executive Officer (Co-Principal Executive Officer) and Director	December 14, 2009

/s/ Stephen K. Workman Stephen K. Workman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 14, 2009

Roger C. Ferguson	Director	December 14, 2009

/s/ Larry D. Mitchell Larry D. Mitchell	Director	December 14, 2009

/s/ David C. Fries David C. Fries	Director	December 14, 2009

/s/ Robert Stephens Robert Stephens	Director	December 14, 2009

/s/ Dominique Trempont Dominique Trempont	Director	December 14, 2009

/s/ Christopher Crespi Christopher Crespi	Director	December 14, 2009